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                                                                      EXHIBIT 11

                          BOWMAR INSTRUMENT CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                         FIRST QUARTER
                                                                    FISCAL           FISCAL
                                                                     1998             1997
----------------------------------------------------------------------------------------------
BASIC EARNINGS PER COMMON SHARE:

NET INCOME:
Earnings from Continuing Operations, Net of Tax                   $  210,000       $  383,000
Less:  Dividends on Preferred Stock                                   90,000           90,000
                                                                  ----------       ----------

  Earnings Applicable to Continuing Operations, Net of Tax           120,000       $  293,000
  Earnings Applicable to Discontinued Operations, Net of Tax               0           46,000
                                                                  ----------       ----------
      Earnings Applicable to Common Shares                        $  120,000       $  339,000
                                                                  ==========       ==========

SHARES:
Weighted Average Number of Common
  Shares Outstanding                                               6,674,492        6,563,311
                                                                  ==========       ==========

  Earnings per Common Share-Continuing Operations                 $     0.02       $     0.04
  Earnings per Common Share-Discontinued Operations                     0.00             0.01
                                                                  ----------       ----------
      Basic Earnings per Common Share                             $     0.02       $     0.05
---------------------------------------------------------------------------------------------

DILUTED EARNINGS PER COMMON SHARE:

NET INCOME:
Earnings from Continuing Operations, Net of Tax                   $  210,000       $  383,000
Earnings from Discontinued Operations, Net of Tax                          0           46,000
                                                                  ----------       ----------
  Net Income                                                      $  210,000       $  429,000
                                                                  ==========       ==========

SHARES:
Weighted Average Number of Common
  Shares Outstanding                                               6,674,492        6,563,311

Number of Common Stock Equivalents
  Assuming Exercise of Options Reduced
  by the Number of Shares Which Could
  Have Been Purchased With the Proceeds
  From the Exercise of Such Options                                  162,697            3,660

Number of Shares of Common Stock
  Issued Upon Conversion of Preferred Stock                        1,598,346        1,598,907
                                                                  ----------       ----------

Weighted Average Number of Shares
  and Common Stock Equivalents
  Assuming Conversion of Preferred Stock                           8,435,535        8,165,878
                                                                  ==========       ==========

Diluted Earnings per Share-Continuing Operations                        0.02             0.04
Diluted Earnings per Share-Discontinued Operations                      0.00             0.01
                                                                  ----------       ----------
DILUTED EARNINGS PER COMMON SHARE                                 $     0.02       $     0.05
                                                                  ==========       ==========

 Note: For the first quarter of 1998 and 1997, fully diluted earnings per share is considered to be the same as basic earnings per share since the effect of the potentially dilutive preferred stock is currently antidilutive.